Exhibit 99.8

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made and entered into as of May 5, 2011 (the “Effective Date”) by and between FIRST COMMERCIAL BANK, a Missouri corporation (“Seller”) and BROGDON FAMILY, LLC, a Georgia limited liability company or its permitted assigns (“Purchaser”).

WITNESSETH:

WHEREAS, Seller owns certain land, buildings, improvements, furniture, fixtures and equipment comprising the six (6) facilities described on Exhibit “A” attached hereto and incorporated herein by reference (collectively, the “Facilities”); and

WHEREAS, a court-appointed receiver, David R. Payne (the “Receiver”) operates the Facilities and controls various equipment, inventories and other assets related to the operation of the Facilities; and

WHEREAS, Seller desires to sell its entire right, title and interest in and to the Facilities to Purchaser, and Purchaser desires to purchase Seller’s entire right, title and interest in and to the Facilities from Seller, subject to and upon the terms and conditions hereinafter set forth; and

WHEREAS, at or prior to the Closing, the Receiver and Purchaser (or its designee) shall enter into those certain Operations Transfer Agreements (collectively, the “OTAs”), to further provide for a smooth and orderly transition of the operations of the Facilities from the Receiver to Purchaser (or its designee) on the Closing Date (as hereinafter defined), a copy of the form of which OTA is attached hereto as Exhibit “D”.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Capitalized Terms.  Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below.  Such terms, as so defined, shall include in the singular, the plural, and in the plural, the singular.

“Agreement”  shall mean this Purchase and Sale Agreement, together with all Schedules and Exhibits attached hereto, as it and they may be amended from time to time as herein provided.

“Business Day”  shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Georgia are authorized by law or executive action to close.

“Closing”  shall mean the closing of the transaction contemplated by this Agreement.

“Closing Date”  shall mean September 1, 2011 or, if extended by Purchaser pursuant to Section 2.2 hereof, October 1, 2011.

“Contracts”  shall mean, with respect to any Facility, collectively, all service contracts, equipment leases, booking agreements, warranties and guaranties, and other arrangements or agreements which relate exclusively to the ownership, repair, maintenance, management, leasing or operation of such Facility.

“Deposit”  shall mean the amount of Two Hundred Thousand and 00/100s Dollars ($200,000.00), plus any additional amount deposited by Purchaser pursuant to Section 2.2 hereof.

“Effective Date”  shall have the meaning given such term in the opening paragraph to this Agreement.

“Escrow Agent”  shall mean Hughes and White as agent for the Title Company.

“Environmental Law”  shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, including the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 466 et seq.), the Safe Drinking Water Act Sections 1401 (14 U.S.C. Section 1450), the Hazardous Materials Transportation Act (79 S.S.C. Sections 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601-2629) and any other federal, state, or local law, regulation, or ordinance.

“FF&E”  shall mean, collectively, all appliances, machinery, devices, fixtures, equipment, furniture, furnishings, partitions, signs or trade fixtures or other tangible personal property owned by Seller and located at the Facilities.

“Facility Records”  shall mean, with respect to each Facility, collectively, all files and records pertaining to the residents and employees of such Facility which are located at such Facility on the Closing Date.

“HIPAA”  shall mean the Health Insurance Portability and Accountability Act of 1996, as it may be amended from time to time.

“Hazardous Substance”  shall mean any chemical, substance, material, object, condition, or waste harmful to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness, or other harmful or potentially harmful properties or effects, including, without limitation, petroleum or petroleum products, and all of those chemicals, substances, materials, objects, conditions, wastes, or combinations of them which are now or become listed, defined or regulated in any manner by any Environmental Law.

“Improvements”  shall mean, collectively, all buildings and other structures and improvements situated on, affixed or appurtenant to the Land on which a Facility is located.

“Inspection Period”  shall mean the period beginning on the Effective Date and expiring at 5:00 p.m. eastern time on the forty-fifth day of the Effective Date.

“Intangible Property”  shall mean, with respect to any Facility, all transferable intangible property owned by Seller and arising from or used in connection with the ownership, use, operation or maintenance of the Real Property or FF&E related to such Facility, including, without limitation, any names or other marks used exclusively in connection therewith and only to the extent such Seller’s interest therein is freely assignable or transferable; provided, however, in no event shall the “Intangible Property” include any cash on hand or any accounts related to any Facility or its operation.

“Inventory”  shall mean, with respect to any Facility, collectively, any consumables, inventories, stocks, supplies and other related items which are used in connection with the use, operation or maintenance of such Facility or the provision of services to the residents of such Facility.

“Land”  shall mean, collectively, the parcel or parcels of land described on Exhibit “B” attached hereto on which a Facility is located, together with all appurtenances thereto.

“Properties”  shall mean, with respect to any Facility, collectively, Seller’s entire right, title and interest in and to the Real Property and with respect to all Facilities, Seller’s entire right, title and interest in and to the FF&E, the Inventory, the Intangible Property, the Contracts, the Resident Agreements and the Resident Trust Funds related to such Facility.  The term Properties shall specifically exclude Seller’s cash balances and accounts receivable and all Contracts which are not being assumed by Purchaser in accordance with Section 8.1(c).

“Purchase Price”  shall mean Sixteen Million and 00/100s Dollars ($16,000,000.00).

“Purchaser”  shall have the meaning given such term in the opening paragraph to this Agreement, together with any of its permitted successors and assigns.

“Real Property”  shall mean, collectively, the Land and the Improvements related to a Facility.

“Resident Agreements”  shall mean, with respect to any Facility, collectively, all resident agreements or other contracts or arrangements for the use or occupancy of any units, beds or other facilities provided, meals served, goods sold or services rendered, in each case, on or at such Facility.

“Resident Trust Funds”  shall mean, with respect to any Facility, collectively, all resident trust funds held by Seller for such Facility as of the Closing Date.

“Surviving Obligations”  shall mean all of the obligations and liabilities of Purchaser or either Seller which expressly survive the Closing or any termination of this Agreement.

“Tax Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

“Title Company”  shall mean Chicago Title Insurance Company or such other reputable national title insurance company as may be selected by Purchaser.

ARTICLE 2
PURCHASE AND SALE; CLOSING

2.1          Purchase and Sale.  In consideration of the payment of the Purchase Price by Purchaser to Seller and for other good and valuable consideration, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement, as they exist on the Closing Date.

2.2          Closing.  If the closing conditions in Section 4 and Section 5 are satisfied, the purchase and sale of the Properties shall be consummated on the Closing Date by the release of the documents and funds held in escrow by the Escrow Agent.  Purchaser shall have the right to extend the Closing Date to October 1, 2011 upon (i) written notice to Seller and (ii) delivery of $100,000 to Escrow agent, which amount shall be held and disbursed as part of the Deposit.

2.3          Purchase Price.   The aggregate purchase price to be paid for the Properties shall be the Purchase Price.  The Purchase Price shall be paid as follows:

(a)           Deposit.  Within three (3) Business Days following the Effective Date, Purchaser shall deposit the Deposit with the Escrow Agent by wire transfer of immediately available funds.

(b)           Cash Consideration.  The sum of Sixteen Million and 00/100s Dollars ($16,000,000.00) (including the Deposit), subject to adjustment as provided in Article 9, shall be deposited into escrow with the Escrow Agent by wire transfer of immediately available funds and released to Seller at the Closing.

(c)           Independent Consideration.  Seller and Purchaser acknowledge and agree that if the Deposit is to be returned to Purchaser pursuant to any of the provisions of this Agreement, the Escrow Agent shall retain One Hundred and 00/100s Dollars ($100.00) from the Deposit and shall pay such amount to Seller as independent consideration paid by Purchaser to Seller for Seller’s execution and delivery of this Agreement.

2.4          Duties of Escrow Agent.

(a)           Holding of Deposit.  The Escrow Agent shall hold the Deposit in a non-interest bearing account and shall pay the Deposit to the party entitled thereto in accordance with the terms of this Agreement.

(b)           IRS Real Estate Sales Reporting.  The Escrow Agent shall act as “the person responsible for closing” the transactions contemplated hereby pursuant to Section 6045(e) of the Tax Code, and the Escrow Agent shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of said Section 6045(e).

(c)           Escrow Agreement.  Simultaneously with the execution and delivery of this Agreement, Seller, Purchaser and Escrow Agreement shall execute and deliver an escrow agreement in the form attached hereto as Exhibit “C”.

ARTICLE 3
DILIGENCE

3.1          Inspections and Other Diligence Activities.

(a)           Property Inspections.  During the Inspection Period and thereafter until the Closing or the earlier termination of this Agreement, Seller shall permit Purchaser and its representatives to conduct non-invasive physical inspections of the Properties; provided, however, Purchaser shall not be permitted to perform any environmental investigations or invasive testing which are beyond the scope of typical so-called “Phase I” investigation without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed.   Except for the administrators of each of the Facilities (whom Purchaser may contact), Purchaser shall not contact any employees or any residents of any Facility without Seller’s prior written consent prior to the expiration of the Inspection Period.  All such inspections shall be performed in a manner consistent with this Agreement and so as to minimize any interference or disruptions to the residents or the operations of the Facilities.  Purchaser shall notify Seller at least one (1) Business Day prior to entering any Facility for the purpose of making any such inspections.  For purposes of the preceding sentence only, notice may be given by e-mail or by telephone to David R. Payne at (505) 272-0511.

(b)           Diligence Materials.  From and after the Effective Date until the Closing or the earlier termination of this Agreement, Seller shall deliver to Purchaser for Purchaser’s review true, correct and complete copies of any materials pertaining to the Facilities that are reasonably requested by Purchaser to the extent such materials are within Seller’s possession or control.  Except as otherwise expressly set forth herein, Seller makes no representation or warranty, express or implied, with respect to the accuracy or completeness of any materials, reports, data or other information provided by Seller pursuant to or in connection with this Agreement.

(c)           Indemnification.  Purchaser shall indemnify, defend and hold harmless Seller from and against any and all expenses, losses, claims or damages which Seller suffer as a result of any act or omission of Purchaser or its representatives, agents or contractors in connection with any inspection conducted by Purchaser or its representatives, agents or contractors pursuant to this Agreement.  Purchaser’s obligations under this Section 3.1(c) shall survive the Closing or any earlier termination of this Agreement.

3.2          Termination of Agreement.  If the results of the inspections performed by or on behalf of Purchaser pursuant to Section 3.1 shall be unsatisfactory to Purchaser in any respect, Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice thereof to Seller, in which event the Escrow Agent shall return the Deposit to Purchaser and neither party shall have any further rights or obligations hereunder, except the Surviving Obligations.

3.3          Title and Survey.  Within five (5) Business Days following the Effective Date, Seller shall deliver to Purchaser copies of the most recent title policies and surveys of the Real Properties that are in Seller’s possession or control (if any).  Purchaser shall have the right to obtain new or updated title commitments and/or surveys for the Real Properties and Purchaser shall provide copies of any such updates to Seller within two (2) Business Days after its receipt thereof.  At least five (5) Business Days prior to the expiration of the Inspection Period, Purchaser shall give Seller notice of any title exceptions or other matters set forth on Seller’s title policies or surveys or any updates thereof as to which Purchaser objects in its sole and absolute discretion.  Seller shall have the right, but not the obligation, to remove, satisfy or otherwise cure any such exception or other matter as to which Purchaser so objects, Seller is unable or unwilling to take such actions as may be required to cure such objections, Seller shall give Purchaser notice thereof; it being understood and agreed that the failure of Seller to give such notice within three (3) Business Days after its receipt of Purchaser’s notice of objection shall be deemed an election by Seller not to remedy such matters.  If Seller shall be unable or unwilling to remove any title defects to which Purchaser has so objected, Purchaser shall elect either (a) to terminate this Agreement (in whole but not in part) or (b) to proceed to Closing notwithstanding such title defect without any abatement or reduction in the Purchase Price on account thereof.  Purchaser shall make any such election by written notice to Seller given on or prior to the expiration of the Inspection Period; provided, however, if any Seller commences to cure a title defect and then elects not to complete such cure, Purchaser shall have the right to terminate this Agreement by written notice to Seller within three (3) Business Days after such Seller notifies Purchaser thereof.  The failure of Purchaser to give such notice shall be deemed an election by Purchaser to proceed to Closing in accordance with clause (b) above.  If Purchaser terminates this Agreement in accordance with this Section 3.3, Escrow Agent shall return the Deposit to Purchaser and neither party shall have any further rights or obligations hereunder, except with respect to the Surviving Obligations.

3.4          Confidentiality, Etc.  Purchaser shall not disclose or otherwise use any data or other information concerning the Facilities for any purpose other than for evaluating the Facilities in the course of its due diligence as provided herein, and Purchaser shall keep all such data and information strictly confidential.  Nothing herein shall prohibit Purchaser, upon execution of this Agreement, from issuing a press release generally describing the transactions contemplated hereunder, provided that such press release shall not disclose the identity of the Facilities or the identity of Seller.  Notwithstanding the foregoing, Seller acknowledges that Purchaser may disclose (i) such data and information by furnishing copies thereof to third party consultants in the normal course of Purchaser’s due diligence provided that such consultants agree to be abide bound the terms and conditions of this Section 3.4 and/or (ii) the terms of this Agreement as may be required for any regulatory filings.  Purchaser shall indemnify, defend and hold harmless Seller from and against any loss, claim, damage or expense which Seller may incur as a result of any breach by Purchaser or any third party of the terms and conditions of this Section 3.4.  This Section 3.4 shall survive any termination of this Agreement.

3.5          Return of Materials.  If the Closing does not take place as herein contemplated for any reason, Purchaser shall promptly return all materials delivered to it by Seller pursuant to this Agreement, and Seller shall also deliver to Purchaser copies of any reports, surveys, data or other information obtained by Purchaser in connection with its diligence hereunder without any representation or warranty whatsoever.

ARTICLE 4
CONDITIONS TO PURCHASER’S OBLIGATION TO CLOSE

The obligation of Purchaser to acquire the Properties shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

4.1          Closing Documents.  Seller shall have delivered to Escrow Agent and shall have authorized and directed Escrow Agent to record or release to Purchaser (as applicable) the following:

(a)           Deeds.  A limited warranty deed with respect to the Real Property at each Facility, in proper statutory form for recording, duly executed and acknowledged by Seller and substantially in the form of Exhibit “E” attached hereto and made a part hereof;

(b)           Bills of Sale.  One or more bill(s) of sale, duly executed by Seller with respect to Seller’s right, title and interest in and to the FF&E related to each Facility and substantially in the form of Exhibit “F” attached hereto;

(c)           Assignments.  One or more assignment and assumption agreement(s), duly executed by Seller, with respect to Seller’s right, title and interest in and to all Intangible Property at each Facility and substantially in the form of Exhibit “G” attached hereto;

(d)           FIRPTA.  A so-called “FIRPTA” affidavit pursuant to Section 1445 of the Tax Code, duly executed by Seller, in the form of Exhibit “H” attached hereto;

(e)           Settlement Statement.  A settlement statement showing the Purchase Price and all adjustment thereto in accordance with the terms and conditions of this Agreement, which settlement statement shall be in a form and substance reasonably satisfactory to Seller and Purchaser, duly executed by Seller.

(f)            Original Documents.  To the extent the same are in Seller’s possession or control, original, fully executed copies of the Resident Agreements.

(g)           Title Affidavits.  Such usual and customary affidavits and indemnities as the Title Company may reasonably require, including, without limitation, a so-called owner’s affidavit in such form as will permit the Title Company to issue its title policy without exceptions for parties-in-possession (other than the residents under Resident Agreements) or mechanic’s liens.

(h)           Other Conveyance Documents.  Such other conveyance documents and instruments as Purchaser, Seller or the Title Company may reasonably require and as are consistent with this Agreement and are customary in like transactions in the State of Oklahoma, including, without limitation, a GAP indemnity.

4.2          Licenses and Permits, Etc.  Purchaser shall have obtained all necessary licenses, certificates, permits and approvals (or assurances reasonably satisfactory to Purchaser that all such necessary licenses, certificates, permits and approvals shall be issued retroactively as of the

Closing Date) from all Federal, state and local regulatory agencies required to acquire, own, lease, manage and operate each Facility in the manner currently operated.

4.3          Representations and Warranties.  All representations and warranties of Seller herein shall be true, correct and complete in all material respects on and as of the Closing Date, and each Seller shall certify in writing at the Closing that each of the representations and warranties made by such Seller herein are true, correct and complete in all material respects on and as of the Closing Date.

4.4          Seller’s Covenants.  Seller shall have performed in all material respects all covenants and obligations required to be performed by Seller on or before the Closing Date.

4.5          Condition of Property.  The Facilities shall, on the Closing Date, be in substantially the same condition as they were on the Effective Date, normal wear and tear excepted; provided, however, if a casualty or condemnation occurs with respect to any Facility, Article 10 shall govern the rights and obligations of the parties hereunder.

4.6          Title Policy.  The Title Company shall be committed, subject only to payment of its usual and customary premium at the Closing, to issue a title policy to Purchaser insuring that fee simple title to the Real Properties on which the owned Facilities are located is vested in Purchaser.

4.7          OTA.  The Receiver (or its designee) shall have entered into the OTAs, the OTAs shall be in full force and effect, and the consummation of the transactions contemplated by the OTAs shall occur simultaneously with the Closing under this Agreement.

ARTICLE 5
CONDITIONS TO SELLER’S OBLIGATION TO CLOSE

The obligation of Seller to convey the Properties to Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

5.1          Purchase Price.  Purchaser shall have delivered the Purchase Price to Escrow Agent and shall have authorized and directed Escrow Agent to pay the same to Seller.

5.2          Closing Documents.  Purchaser shall have delivered to Escrow Agent duly executed and acknowledged counterparts of the documents described in Section 4.1, where applicable, and shall have authorized and directed Escrow Agent to release the same to Purchaser.

5.3          Representations and Warranties.  All representations and warranties of Purchaser herein shall be true, correct and complete in all material respects on and as of the Closing Date, and Purchaser shall certify in writing at the Closing that each of the representations and warranties made by Purchaser herein are true, correct and complete in all material respects on and as of the Closing Date.

5.4          Purchaser’s Covenants.  Purchaser shall have performed in all material respects all covenants and obligations required to be performed by Purchaser on or before the Closing Date.

5.5          OTAs.  The Receiver (or its designee) shall have entered into the OTAs, the OTAs shall be in full force and effect, and the consummation of the transactions contemplated by the OTAs shall occur simultaneously with the Closing under this Agreement.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF SELLER

6.1          Seller’s Representations.  To induce Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as follows:

(a)           Status and Authority.  Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Missouri, and has all requisite power and authority under the laws of such state and their charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

(b)           Action.  Seller has taken (or will have taken prior to Closing) all necessary action to authorize the execution, delivery and performance of this Agreement and upon the execution and delivery of this Agreement and/or any document to be delivered by Seller hereunder or thereunder, this Agreement and such document shall constitute the valid and binding obligations and agreements of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)           No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Properties pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which such Seller is bound.

(d)           Litigation.  There are no pending investigations, actions or proceedings which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto.  Seller has not received any written notice regarding any pending or threatened litigation or administrative proceedings with respect to any Property which could reasonably be expected to materially adversely affect the Properties or the Facilities or Seller’s right to enter into this Agreement or to consummate the transactions contemplated by this Agreement.  Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, agency, board, bureau or instrumentality issued or entered in a proceeding to which Seller or any Facility is or was a party which is binding upon any Facility, including, without limitation, any uncorrected license deficiencies, restrictions or limitations related to the operation of any Facility.

(e)           Notices of Violation.  Except as otherwise disclosed to Purchaser in writing, as of the Effective Date, Seller has not received any written notice from any governmental authority claiming that any of the Properties is in material violation of any applicable law, code, rule, regulation, ordinance, license or permit (including, without limitation, any Environmental Law).

(f)            Residents.  Attached hereto as Schedule 1 is an accurate and complete list showing the names of all residents at the Facilities as of the Effective Date.

(g)           Covered Entity.  Seller is a “covered entity” for HIPAA purposes.

(h)           Hazardous Substances.  To Seller’s knowledge, Seller has not unlawfully used, generated, transported, treated, constructed, deposited, stored, disposed, placed or located at, on, under or from the Property any flammable explosives, radioactive materials, hazardous or toxic substances, materials or wastes, pollutants or contaminants defined, listed or regulated by any applicable local, state or federal environmental laws in material violation of any such environmental laws where such violation could reasonably be expected to have an material adverse effect on the Facilities.

6.2          Knowledge Defined.  All references in this Agreement to “Seller’s knowledge” or words of similar import shall refer to the actual, conscious knowledge of First Commercial Bank and the Receiver, without any duty of investigation or inquiry.

6.3          Survival.  The representations and warranties made in this Agreement by each Seller shall be continuing and shall be deemed remade as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to such Seller’s right to update such representations and warranties by written notice to Purchaser prior to the Closing Date.  All representations and warranties made in this Agreement by Seller shall survive the Closing for a period of one (1) year.  Purchaser must notify Seller of any alleged breach of any representation on or before the day preceding the first anniversary of the Closing Date, and no action or proceeding may be commenced against any Seller for any breach of any representation or warranty after the day preceding the first anniversary of the Closing Date.

6.4          AS-IS.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, AND PURCHASER HAS NOT RELIED UPON, ANY INFORMATION, PROMISE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PROPERTIES OR THE FACILITIES, WHETHER MADE BY SUCH SELLER, INCLUDING, WITHOUT LIMITATION, ANY INFORMATION, PROMISE, REPRESENTATION OR WARRANTY REGARDING THE PHYSICAL CONDITION OR VALUE OF THE PROPERTIES OR THE FACILITIES, THE FINANCIAL CONDITION OF THE RESIDENTS UNDER THE RESIDENT AGREEMENTS, TITLE TO OR THE BOUNDARIES OF ANY OF THE PROPERTIES OR THE FACILITIES, PEST CONTROL MATTERS, SOIL CONDITIONS, THE PRESENCE, EXISTENCE OR ABSENCE OF HAZARDOUS SUBSTANCES, TOXIC SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, MARKET DATA,

ECONOMIC CONDITIONS OR PROJECTIONS, AND ANY OTHER INFORMATION PERTAINING TO ANY OF THE PROPERTIES, THE FACILITIES OR THE MARKET AND PHYSICAL ENVIRONMENTS IN WHICH THEY MAY BE LOCATED AND SELLER EXPRESSLY DISCLAIM ALL WARRANTIES RELEVANT TO THE PROPERTIES OR THE FACILITIES, EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND SUITABILITY FOR ITS INTENDED USE.  PURCHASER ACKNOWLEDGES THAT (A) PURCHASER IS A SOPHISTICATED OWNER AND OPERATOR OF PROPERTIES AND FACILITIES SIMILAR TO THE PROPERTIES AND FACILITIES, (B) PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OR THAT OF THIRD PARTIES WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTIES AND THE FACILITIES AND (C) PURCHASER IS NOT RELYING UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND, AND IS ACQUIRING THE PROPERTIES AND FACILITIES IN “AS IS, WHERE IS” CONDITION, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF PURCHASER

7.1          Representations of Purchaser.  To induce Seller to enter in this Agreement, Purchaser represents and warrants to Seller as follows:

(a)           Status and Authority of Purchaser.  Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation, and has all requisite power and authority under the laws of such state and its charter documents to enter into and perform its obligations under this Agreement and the OTA and to consummate the transactions contemplated hereby and thereby.

(b)           Action of Purchaser, Etc.  Purchaser has taken (or will have taken prior to Closing) all necessary action to authorize the execution, delivery and performance of this Agreement and the OTAs, and upon the execution and delivery of this Agreement, the OTAs and/or any document to be delivered by Purchaser hereunder or thereunder, this Agreement, the OTAs and such documents shall constitute the valid and binding obligations and agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)           No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement or the OTAs by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or assets of Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d)           Litigation.  No investigation, action or proceeding is pending and, to Purchaser’s knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or the OTAs or any action taken or to be taken pursuant hereto or thereto.

(e)           Covered Entity.  Purchaser is a “covered entity” for HIPAA purposes.

7.2          Survival.  The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade as of the Closing Date, with the same force and effect as if made on, and as of, such date.  All representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of one (1) year.  Seller must notify Purchaser of any alleged breach of any representation on or before the day preceding the first anniversary of the Closing Date, and no action or proceeding may be commenced against Purchaser for any breach of any representation or warranty after the day preceding the first anniversary of the Closing Date.

ARTICLE 8
COVENANTS

8.1          Seller’s Covenants.  Seller hereby covenants with Purchaser between the Effective Date and the Closing Date as follows:

(a)           Material Agreements.  Not to enter into, modify, amend or terminate any material agreement with respect to any Facility, which would encumber or be binding upon such Facility from and after the Closing Date, without in each instance obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Inspection Period but which may be withheld in Purchaser’s sole and absolute discretion thereafter.

(b)           Contracts.  Within five (5) days prior to the end of the Inspection Period, Purchaser shall notify Seller in writing which (if any) Contracts Purchaser shall assume.  If Purchaser fails to provide such notice, Purchaser shall not assume any Contracts.

8.2          Licensing.  Purchaser hereby covenants with Seller between the Effective Date and the Closing Date to use commercially reasonable efforts to obtain all material licenses, certificates, permits and approvals from all Federal, state and local regulatory agencies required to acquire, own, lease, manage and operate each Property in the manner currently operated.  Seller hereby covenant to reasonably cooperate with Purchaser, at no out-of-pocket cost or expense to Seller, in obtaining all such licenses, certificates, permits and approvals.

ARTICLE 9
APPORTIONMENTS

9.1          Real Property Apportionments.

(a)           Prorations.  The following items for the Facilities shall be apportioned at the Closing as of 11:59 p.m. on the day immediately preceding the Closing Date:

(i)                                                             fixed charges or other amounts paid or payable by or on behalf of residents under the Resident Agreements;

(ii)                                                          real estate taxes and assessments other than special assessments, based on the rates and assessed valuation applicable in the fiscal year for which assessed;

(iii)                                                       municipal assessments and governmental license and permit fees;

(iv)                                                      amounts payable under financing or equipment leases affecting personal property; and

(v)                                                         all other items of income and expense normally apportioned in sales of properties of the nature and type of each Facility.

If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than forty-five (45) days after the Closing Date.

(b)           Utilities.  Seller shall endeavor to obtain readings of any water, gas, electric or other utility meters located at the Facilities as of the Closing Date, so that all such utilities are transferred over to Purchaser’s own accounts as of the Closing Date, and either Seller or Purchaser, as applicable, shall pay all such invoices related to such party’s period of ownership directly to the applicable utility provider.  If all such readings cannot be obtained as of the Closing Date, then, at the Closing, the charges for any unread utilities shall be prorated based upon the per diem charges using the most recent period for which such readings are available.  Seller and Purchaser agree to make such final recalculations within ninety (90) days after the Closing Date.

(c)           Tax Refunds.  If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing Date, the same shall be held in trust by the applicable Seller or Purchaser, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same and the balance, if any, shall be paid to the applicable Seller (for the period prior to the Closing Date) and to Purchaser (for the period commencing with the Closing Date).

(d)           Insurance Policies.  No insurance policies of Seller are to be transferred to Purchaser, and no apportionment of the premiums therefor shall be made.

(e)           Taxes and Fines.  At or prior to Closing, Seller shall pay in full all fines and past due taxes assessed against the Properties.

(f)            Net Adjustments.  If a net amount is owed by Seller to Purchaser pursuant to this Section 9.1, such amount shall be credited against the Purchase Price.  If a net amount is owed by Purchaser to Seller pursuant to this Section 9.1, such amount shall be added to the Purchase Price.

9.2          Closing Costs.

(a)           Purchaser’s Closing Costs.  Purchaser shall pay the following costs in connection with the consummation of the Closing: (i) the premium charges for Purchaser’s title policies and all of the charges for any endorsements thereto and (ii) all other charges incurred by Purchaser in connection with this Agreement (including, without limitation, the fees and expenses of Purchaser’s attorneys and other consultants).

(b)           Seller’s Closing Costs.  Seller shall pay the following costs in connection with the consummation of the Closing: (i) all of the charges and transfer taxes for recording the deeds; (ii) all commissions owed to any broker in accordance with the terms of a separate agreement among the Seller and such broker; and (iii) all other charges incurred by the Seller in connection with this Agreement (including, without limitation, the fees and expenses for the Seller’s attorneys and other consultants).

9.3          Survival.  Notwithstanding any term herein to the contrary, the covenants contained in this Article 9 shall survive closing for a period of one year following the Closing Date or such shorter period as may be specified herein and each party’s obligation to pay any applicable closing costs in accordance with Section 9.2 shall survive any earlier termination of this Agreement.

ARTICLE 10
DAMAGE TO OR CONDEMNATION OF PROPERTY

10.1        Casualty.  If, prior to the Closing, all or any material part of the Facilities (taken as a whole) is destroyed or materially damaged by fire or other casualty, Seller shall promptly notify Purchaser of such fact.  In such event, Purchaser shall have the right to terminate this Agreement (in whole but not in part) by giving notice thereof to Seller not later than ten (10) days after receiving Seller’s notice (and, if necessary, the Closing Date shall be extended until the second Business Day after the expiration of such ten-day period).  If Purchaser elects to terminate this Agreement as aforesaid, the Deposit shall be paid to Purchaser, whereupon, this Agreement shall terminate and be of no further force and effect and no party shall have any rights or obligations hereunder except for the Surviving Obligations.  If less than a material part of the Facilities (taken as a whole) shall be affected or if Purchaser shall not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and the applicable Seller shall assign to Purchaser at the Closing all of such Seller’s right, title and interest in and to the proceeds, if any, under such Seller’s insurance policies covering such Property with respect to such damage or destruction and there shall be credited against the Purchase Price the amount of any applicable deductible.

10.2        Condemnation.  If, prior to the Closing, all or any material part of the Facilities (taken as a whole) is taken by eminent domain (or becomes the subject of a pending taking which has not yet been consummated), Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof and Purchaser shall have the right to terminate this Agreement (in whole but not in part) by giving notice thereof to Seller not later than ten (10) days after the giving of Seller’s notice (and, if necessary, the Closing Date shall be extended until the second day after the expiration of such ten-day period).  If Purchaser elects to terminate this Agreement as aforesaid, the Deposit shall be paid to Purchaser, whereupon, this Agreement shall terminate and be of no further force and effect and no party shall have any rights or obligations hereunder except for the Surviving Obligations.  If less than a material part of the Facilities (taken as a whole) shall be affected or if Purchaser shall not elect to terminate this Agreement as aforesaid, the sale of the Facilities shall be consummated as herein provided without any adjustment to the Purchase Price (except to the extent of any condemnation award received by Seller prior to the Closing) and the applicable Seller shall assign to Purchaser at the Closing all of such Seller’s right, title and interest in and to all awards, if any, for the taking, and Purchaser shall be entitled to receive and keep all awards for the taking of such Facilities or portion thereof.

ARTICLE 11
INDEMNIFICATION AND DEFAULT

11.1        Seller’s Indemnification.  Seller will jointly and severally defend, indemnify and hold Purchaser harmless against and in respect of any and all liability, damage, loss, cost, and expenses arising out of or otherwise in respect of: (a) any misrepresentation, breach of warranty, or non-fulfillment of any agreement or covenant made by Seller in this Agreement; (b) the ownership of the Facilities prior to the Closing Date; (c) any and all actions, suits, proceedings, audits, judgments, costs, and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 11.1.

11.2        Purchaser’s Indemnification.  Purchaser will defend, indemnify and hold Seller harmless against and in respect of any and all liability, damage, loss, cost, and expenses arising out of or otherwise in respect of:  (a) any misrepresentation or breach of warranty contained in this Agreement; (b) the ownership and/or operation of the Facilities on and after the Closing Date; (c) any and all actions, suits, proceedings, audits, judgments, costs, and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 11.2.

11.3        Default by Seller.  If, on or prior to the Closing, any Seller shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if any Seller shall fail to perform any of the material covenants and agreements contained herein to be performed by such Seller, Purchaser may, as its sole and exclusive remedy at law or in equity, elect to either (a) terminate this Agreement and receive a refund of the Deposit (following which no party shall have any rights or obligations hereunder except for the Surviving Obligations) or (b) pursue a suit for specific performance.

11.4        Default by Purchaser.  If, on or prior to Closing, Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it, Seller, as their sole and exclusive remedy at law or in equity, may terminate this Agreement and retain the Deposit, as liquidated damages and not as a penalty.  The parties agree that in the event of such a default, it would be extremely difficult or impossible to determine Seller’s actual damages and that the liquidated damages amount is a reasonable estimate thereof.  Following any such termination, no party shall have any rights or obligations hereunder except for the Surviving Obligations.

ARTICLE 12
MISCELLANEOUS

12.1        Single Transaction.  The transaction contemplated by this Agreement is a single purchase and sale transaction with respect to all of the Properties.  Under no circumstances shall Seller have any obligation to sell less than all of the Properties to Purchaser, and under no circumstances shall Purchaser have an obligation to purchase less than all of the Properties from Seller.  Any termination of this Agreement shall operate to terminate this Agreement as to all of the Properties simultaneously.

12.2        Brokers.  Except as disclosed on Schedule 12.2 hereto neither party has dealt with any broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby.  Each party shall indemnify, defend and hold harmless the other parties from and against any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party.

12.3        Notices.

(a)           Form of Notices.  Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement may be given by the attorneys of the parties and shall be deemed adequately given if in writing.  All such notices shall be delivered either in hand, by facsimile with written confirmation of transmission, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)           Timing of Notices.  All notices shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.  For purposes of any notice given by facsimile, the date of receipt shall be the date of transmission (as confirmed by electronic confirmation of transmission generated by the sender’s machine).

(c)           Notice Addresses.  All such notices shall be addressed,

if to Seller, to:	First Commercial Bank
P.O. Box 574
303 W. Market Street
Dexter, MO 63841
Attn: Norman B. Harty, President
Facsimile No.: 573-624-8884

with a copy to:	Norman B. Harty
201 N. Catalpa
Dexter, MO 63841

If to Purchaser, to:	Brogdon Family, LLC
Two Buckhead Plaza
3050 Peachtree Road NW, Suite 570
Atlanta, Georgia 30305
Attn: Chris Brogdon
Facsimile No. (404) 842-1899

with a copy to:	Gregory P. Youra, Esq.
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Pkwy, Suite 600
Atlanta, Georgia 30339
Facsimile: (770) 956-1490

If to Escrow Agent, to:	Gregory D. Hughes
Hughes and White
Shadowood Office Park
2110 Powers Ferry Road, Suite 440
Atlanta, Georgia 30339
Facsimile No.: (770) 955-0049

(d)           Change of Notice Addresses.  By notice given as herein provided, the parties hereto shall have the right from time to time and at any time to change their respective addresses to any other address within the United States of America effective upon receipt by the other parties of such notice.

(e)           Notices to Seller.  Any notice given to or received by either Seller shall be effective as if such notice was given to or received by both Seller.

12.4        Waivers.  Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or any other provision hereof.

12.5        Amendments.  This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

12.6        Assignment; Successors and Assigns.  This Agreement and all rights and obligations hereunder shall not be assignable by Purchaser without the prior written consent of Seller, except that Purchaser may assign this Agreement to one or more entities owned and/or controlled, directly or indirectly, by Purchaser or Christopher F. Brogdon upon not less that three (3) Business Days’ prior notice to Seller.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons or entities.

12.7        Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

12.8        Counterparts, Etc.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any such counterparts or signatures may be delivered by facsimile or e-mail (in .pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes related to this Agreement.

12.9        Integration.  This Agreement, the OTAs and the documents referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

12.10      Attorneys’ Fees.  Notwithstanding anything contained herein to the contrary, if any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

12.11      Section and Other Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.12      No Presumption Against Drafter.  This Agreement has been extensively negotiated between Seller and Purchaser and none of the provisions set forth herein shall be construed narrowly against either party on the account of the fact that such party (or its attorney) drafted such provision.

12.13      Time of Essence.  Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

12.14      Performance on Business Days.  In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

12.15      Governing Law.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Oklahoma.

12.16      Survival.  The provisions of this Article 12 shall survive the Closing hereunder.

[Remainder of page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SELLER:

FIRST COMMERCIAL BANK
a Missouri corporation

By:	/s/ Norman B. Harty
Norman B. Harty, President

PURCHASER:

BROGDON FAMILY, LLC,
a Georgia limited liability company

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

- Signature Page to Purchase and Sale Agreement -

EXHIBIT “A”

FACILITIES

1.	Edwards Redeemer Nursing Center 1530 Northeast Grand Blvd. Oklahoma City, OK

2.	Harrah Nursing Center 2400 Whites Meadow Drive Harrah, OK

3.	Northwest Nursing Center 2801 Northwest 61st Street Oklahoma City, OK

4.	Whispering Pines Nursing Center 501 East Robinson Norman, OK

5.	McLoud Nursing Center 701 South 8th Street McLoud, OK

6.	Meeker Nursing Center 500 North Dawson Meeker, OK

EXHIBIT “B”

LEGAL DESCRIPTIONS

EXHIBIT “C”

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (hereinafter referred to as “Escrow Agreement”) is made and entered into as of May       , 2011, by and between FIRST COMMERCIAL BANK, a Missouri corporation (“Seller”), BROGDON FAMILY, LLC, a Georgia limited liability company or its permitted assigns (“Purchaser”), and GREGORY D. HUGHES, ESQUIRE (hereinafter referred to as “Escrow Agent”).

WHEREAS, Seller and Purchaser have entered into a Purchase and Sale Agreement (“Purchase and Sale Agreement”) dated as of May       , 2011, for certain facilities described therein (hereinafter referred to as the “Property”); and

WHEREAS, Purchaser and Seller desire to have Escrow Agent hold certain Deposit funds in escrow as required under the Purchase and Sale Agreement pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto covenant and agree as follows:

Seller and Purchaser hereby appoint Gregory D. Hughes, Esquire as Escrow Agent hereunder.

Purchaser has deposited and delivered to Escrow Agent a wire transfer in the amount of TWO HUNDRED THOUSAND and NO/100 Dollars ($200,000.00) (the “Deposit”) to be deposited representing the Deposit due under the Purchase and Sale Agreement.  Additional monies may be deposited with Escrow Agent as may be provided in the Purchase and Sale Agreement, all of which are to be held and disbursed as provided herein.

Escrow Agent agrees to deposit the funds in a non-interest bearing attorney’s escrow account and to hold and disburse the funds as herein provided.  Notwithstanding anything to the contrary contained in the Purchase and Sale Agreement, the undersigned hereby agree that the disposition of the Deposit shall be solely governed by this Escrow Agreement.

Upon written notification from Purchaser and Seller that the contemplated sale is to be consummated, or in the alternative, that the contemplated sale shall not take place, Escrow Agent shall deliver the Deposit as jointly instructed by the parties, assuming said written instructions are mutually compatible.  In the event of a dispute between any of the parties hereto sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands held under the terms of this Escrow Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged.  Escrow Agent shall be fully indemnified by the parties hereto for all his expenses, costs, and attorney’s fees incurred in connection with any interpleader action which Escrow Agent may file, in his sole discretion, to resolve any dispute as to the Deposit; or which may be filed against the Escrow Agent.  Escrow Agent’s estimate of  such costs, expenses or attorney’s fees, may be deducted from the Deposit, and the parties hereby authorize and direct Escrow Agent to sever said estimate from the Deposit and acknowledge and agree that the interpleaded amount shall be the Deposit minus the estimate.  The undersigned parties hereby agree that upon a final judgment of any action with regard to a dispute as to the Deposit, Escrow Agent shall be reimbursed from the corpus of the amount interpleaded for any

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costs, expenses or attorney’s fees in excess of the severed and retained estimate, and will remit to the parties to the action any excess amount remaining after payment of all Escrow Agent’s costs, expenses and attorney’s fees, in accordance with any directive contained within the final judgment.

The parties hereto covenant and agree that in performing any of its duties under this Escrow Agreement, Escrow Agent shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, costs or damage arising out of its willful default or gross negligence.

Accordingly, Escrow Agent shall not incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided in this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.  Escrow Agent shall not incur any liability for any loss or fund due to bank or other depository failure, suspension or cessation of business or any action or inaction on the part of the bank or other depository.  Escrow Agent is specifically authorized to refuse to act except upon the written instructions of Purchaser and Seller.

Purchaser and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable cost of investigation and attorneys’ fees and disbursements which may be imposed upon or incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder.

If Purchaser should subsequently deliver any additional Deposit to Escrow Agent in connection with the sale contemplated by this Escrow Agreement, Escrow Agent shall hold such additional Deposit under the terms of this Escrow Agreement, unless instructed otherwise in writing by the parties.

 [Signatures are set forth on the immediately following page.]

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the day and year first above written.

PURCHASER:

BROGDON FAMILY, LLC,
a Georgia limited liability company

By:
Christopher F. Brogdon, Manager

SELLER:

FIRST COMMERCIAL BANK
a Missouri corporation

By:
Norman B. Harty, President

ESCROW AGENT:

(SEAL)
Gregory D. Hughes, Esquire

Date:

EXHIBIT “D”

OPERATIONS TRANSFER AGREEMENT

This Operations Transfer Agreement (this “Agreement”), dated as of April       , 2011 (the “Effective Date”), is by and between DAVID R. PAYNE, as Receiver (“Transferor”) and BROGDON FAMILY, LLC, a Georgia limited liability company or its permitted assigns (“New Operator”).

A.            Transferor (either directly or through its affiliated entities) operates the six (6) facilities described on Exhibit “A” attached hereto and incorporated herein by reference (collectively, the “Facilities”).

B.            In connection with the closing of the transactions contemplated by the Purchase Agreement, Transferor and New Operator wish to provide for an orderly transition of the operations of the Facilities from Transferor to New Operator as of the Closing Date.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual obligations of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
ASSETS, LIABILITIES, AND OTHER MATTERS

1.1           Transferred Assets.  Subject to and in accordance with the terms and conditions of the Purchase Agreement, Transferor will transfer to the New Operator all of Transferor’s right, title and interest, if any, in and to the following assets that are located at the Facilities and that are held by it for use in connection with the operation of the Facilities as of the Closing Date (collectively, the “Transferred Assets”):  the FF&E related to each Facility and all Facility Records, Resident Agreements, Resident Trust Funds and Intangible Property at each Facility.

1.2           Computer Data.  On the Closing Date, Transferor shall cooperate with New Operator and leave the data pertaining exclusively to the employees and residents of the Facilities on computer software contained on the computers located at the Facilities and management company’s offices and provide New Operator with said data in an electronic format which is currently utilized by Transferor for downloading to New Operator’s computers.  Notwithstanding the foregoing, Transferor shall have the right to replace the hard drives in any computers that are being acquired by New Operator with new hard drives within sixty (60) days following the Closing Date.  In addition, New Operator shall indemnify, defend and hold harmless Transferor from and against any loss, claim or damage related to any improper disclosure of any such data in accordance with Section 1.13.

1.3           Medicare and Medicaid Provider Agreements.

(a)           At New Operator’s election, which election shall be exercised by notice given to Transferor on or prior to the expiration of the Inspection Period (as defined in the

Purchase Agreement), and subject to the remaining terms and provisions of this Agreement, Transferor’s right, title and interest in and to the Medicare and Medicaid provider numbers and Medicare and Medicaid provider reimbursement agreements (individually the “Provider Agreement” and collectively the “Provider Agreements”) shall be assigned to and assumed by New Operator on the Closing Date, provided that (i) such assignment and assumption shall be permissible under applicable law, (ii) if any payments are owing to Transferor on account of any services provided at the Facilities prior to the Closing, Transferor shall retain the right to receive such payments in accordance with the terms and conditions of this Agreement and (iii) if any payments are owing by Transferor to cure or satisfy any overpayments or defaults (including but not limited to any refunds, repayments or unpaid civil money penalties due to the Medicare or Medicaid programs) under the Provider Agreements, Transferor shall remain liable for such payments.

(b)           Subject to Section 1.11, Transferor shall indemnify and defend New Operator and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorneys’ fees and expenses) arising out of the operation of the Facilities by Transferor prior to the Closing Date, including but not limited to any overpayments made to Transferor under Transferor’s Provider Agreements or post-Closing Date rate adjustments related to the operation of the Facilities prior to the Closing Date.

(c)           Subject to Section 1.11, New Operator shall indemnify and defend Transferor and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorneys’ fees and expenses) arising out of the operation of the Facilities by New Operator from and after the Closing Date, including but not limited to any overpayments made to New Operator under Transferor’s Provider Agreements or post-Closing Date rate adjustments related to the operation of the Facilities from and after the Closing Date.

1.4           Excluded Liabilities.  Except as expressly provided in this Agreement or the Purchase Agreement, New Operator shall not assume any claims, lawsuits, liabilities, obligations or debts of Transferor, whether statutory, regulatory, judicially created or constitutional, including without limitation: (a) malpractice or other tort claims, statutory or regulatory claims, claims of state or federal agencies whether civil or criminal, fraud-based claims or claims for breach of contract to the extent any such claims are based on acts or omissions of Transferor occurring on or before the Closing Date; (b) any accounts payable, taxes, or other obligation or liability of Transferor to pay money incurred by Transferor on or prior to the Closing Date including, without limitation, provider taxes and bed taxes; and (c) any other obligations or liabilities arising in whole or in part from Transferor’s acts or omissions prior to the Closing Date.

1.5           Transfer of Resident Trust Funds.

(a)           On the Closing Date, Transferor shall deliver to New Operator a list that, to the best of its knowledge, will be a true, correct and complete description of any Resident Trust Funds held by Transferor as of the Closing Date for any resident of the Facilities.

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(b)           On the Closing Date, pursuant to the Purchase Agreement, Transferor shall transfer the Resident Trust Funds to New Operator and New Operator shall accept the Resident Trust Funds in trust for the residents, in accordance with applicable statutory and regulatory requirements.  Within ten (10) business days after the Closing Date, Transferor and New Operator will reconcile the Resident Trust Funds transferred from Transferor to New Operator.

(c)           New Operator shall not have responsibility to the applicable resident/responsible party and regulatory authorities to the extent that the Resident Trust Funds delivered by Transferor to New Operator pursuant to this Section with respect to any resident are demonstrated to be less than the full amount of the Resident Trust Funds for such resident as of the Closing Date or for claims which arise from actions or omissions of Transferor with respect to the Resident Trust Funds prior to the Closing Date.  Transferor agrees to indemnify, defend and hold harmless New Operator from any losses, liabilities, damages, claims, actions, causes of action, costs, expenses, including, without limitation, reasonable attorneys fees (collectively the “Losses”) which New Operator may incur as a result of discrepancies between the Resident Trust Funds as delivered by Transferor to New Operator and the full amount of the Resident Trust Funds for such resident as of the Closing Date.  Except for any discrepancies between the Resident Trust Funds as delivered by Transferor to New Operator and the full amount of the Resident Trust Funds for such resident as of the Closing Date, New Operator agrees to indemnify, defend and hold harmless Transferor from any Losses which Transferor may incur as the result or arising from any action or inaction of New Operator in respect of the Resident Trust Funds from and after the Closing Date.

1.6           Employees.  Prior to the Closing Date, Transferor will provide to New Operator a schedule (the “Employee Schedule”) which reflects, in all material respects, the following as of the Closing Date: (i) the name of all Facility-based employees (the “Facility Employees”) and (ii) their positions, rates of pay, original hire dates and full/part time status and whether they are on medical disability or leave of absence.  Transferor will terminate the employment of each of the Facility Employees as of the Closing Date.

(a)           On or before the Closing Date, New Operator shall offer to hire, on an at-will basis, a sufficient number of Facility Employees so that Transferor is not required to give notice to employees of any Facility of the “closure” thereof under the Worker Adjustment and Restraining Notification Act (the “WARN Act”) or any other comparable state law.  Facility Employees shall include, but not be limited to, any employees who are on medical disability or leaves of absence and who worked at the Facilities immediately prior to such disability or leave who are able to perform the essential functions of the position with or without a reasonable accommodation, and who are qualified for the position.  Any such offer of employment to a Facility Employee by New Operator shall be to perform comparable services upon comparable terms as such Facility Employee held with Transferor as of the Closing Date.  Transferor shall have the right (but not the obligation) to employ or offer to employ any Facility Employee who declines New Operator’s offer of employment.  On the Closing Date, and subject to applicable law, including, without limitation, HIPAA, Transferor shall provide New Operator with employee personnel files and governing policies and procedures as part of the Facility Records.  Notwithstanding any provision hereof, Transferee shall not assume or be responsible for payment of any severance pay or accrued paid time off for any Facility Employee.

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(b)           New Operator shall hire at the Closing Date, on an at-will basis, each Facility Employee who elects to accept employment with New Operator in accordance with the terms of Section 1.6(a) (all of such employees who accept employment with New Operator being herein called the “Hired Employees”).  For a period of one (1) year following the Closing Date, Transferor and its affiliates agrees to not solicit any of the Hired Employees for employment at any other facility or healthcare related company owned, operated or managed by Transferor and its affiliates.  For a period of one (1) year following the Closing Date, New Operator and its affiliates agrees to not solicit any employees of Transferor or its affiliates currently employed at any other facility or healthcare related company owned, operated or managed by Transferor or it’s affiliates for any employment with New Operator or its affiliates.  Notwithstanding the foregoing, general employment solicitations made pursuant to newspaper, television, radio or other general advertisement which are not specifically targeted at any particular person or group of persons shall not be deemed a violation of this Section 1.6(b).

(c)           Unless otherwise agreed to by the parties, Transferor shall pay to each Facility Employee, on that date which would have been the next regularly scheduled payroll date for such employee following the Closing Date, an amount equal to any and all accrued salary earned by such employee as of (but not including) the Closing Date.  Transferor shall also pay to each Facility Employee, in accordance with the requirements of all applicable law, any and all vested paid time off earned by, and payable to, each Facility Employee as of (but not including) the Closing Date and provide to New Operator a schedule of such amounts to be paid by Transferor.

(d)           Nothing in this Agreement shall create any rights in favor of any person not a party hereto, including the Facility Employees, or constitute an employment agreement or condition of employment for any employee of Transferor or any affiliate of Transferor.

(e)           Transferor shall make available group health plan continuation coverage pursuant to the requirements of Section 601, et seq. of ERISA and Section 4980B of the Internal Revenue Code, as amended (“COBRA”), to all of the Facility Employees to whom it is required to offer the same under applicable law.  Transferor acknowledges and agrees that New Operator is not assuming any of Transferor’s obligations to its employees and/or qualified beneficiaries under COBRA or otherwise, except as specifically provided in this Section 1.6.  As of the Closing Date, all active Facility Employees: (i) who participate as of the Closing Date in group health coverage sponsored by Transferor (a summary of which group health plan shall be provided to New Operator) and (ii) who become Hired Employees, shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) if established and maintained by New Operator for the general benefit of its employees and their dependents, and all such Hired Employees shall, if permissible under the plan of New Operator, be covered without a waiting period and without regard to any pre-existing condition unless (x) they are under a waiting period with Transferor at the Closing Date, in which case they shall be required to complete their waiting period while under New Operator’s group health plan or in accordance with the terms of New Operator’s benefit plan or (y) they were subject to a pre-existing condition exclusion while under Transferor’s group-health plan, in which case they shall be subject to the same exclusion while in New Operator’s group health plan or in accordance with the terms of New Operator’s benefit plan.  Notwithstanding the foregoing, New Operator

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shall use commercially reasonable efforts to obtain waivers of any applicable waiting period or pre-existing condition exclusions.

(f)            New Operator and Transferor agree to indemnify, defend and hold harmless the other party from any Losses which such party may incur under the WARN Act or any comparable state law in the event of the violation by the other party of its obligations under Sections 1.6(a), (b) and (c); provided, however, that nothing herein shall be construed as imposing any obligations on New Operator to indemnify, defend or hold harmless Transferor from any Losses that it may incur under the WARN Act as a result of the acts or omissions of Transferor prior to the Closing Date, it being understood and agreed that New Operator shall only be liable for its own acts and omissions from and after the Closing Date (including, without limitation, any failure by New Operator to comply with its obligations under Section 1.6(b)).

1.7           Accounts Receivable.

(a)           Transferor shall retain all right, title and interest in and to all unpaid accounts receivable with respect to the Facilities that relate to all periods prior to the Closing Date.

(b)           Payments received by Transferor or New Operator after the Closing Date with respect to the Facilities from third party payors, such as the Medicare Program, the Medicaid Program, the Veteran’s Administration, or managed care companies or health maintenance organizations, shall be handled as follows:

(i)    if the accompanying remittance advice indicates, or if the parties otherwise agree, that the payments relate solely to services provided prior to the Closing Date, (A) in the event that such payments are received by New Operator, New Operator shall promptly remit such payments to Transferor not later than five (5) days after such payment is received, and until so forwarded, New Operator shall hold such payments in trust for the benefit of Transferor and (B) in the event that such payments are received by Transferor, Transferor shall retain such payments;

(ii)   if the accompanying remittance advice indicates, or if the parties otherwise agree, that the payments relate solely to services provided after the Closing Date, (A) in the event that such payments are received by New Operator, New Operator shall retain the payments and (B) in the event that such payments are received by Transferor, Transferor shall promptly remit such payments to New Operator not later than five (5) days after such payment is received, and until so forwarded, Transferor shall hold such payments in trust for the benefit of New Operator;

(iii)  if the accompanying remittance advice indicates, or if the parties otherwise agree, that the payments relate to services provided both prior to and after the Closing Date, (A) in the event that such payments are received by New Operator, New Operator shall promptly following receipt of such payment (but in any event, not later than five (5) days after such payment is received) forward to Transferor the amount of such payment relating to services provided prior to the Closing Date, and until so forwarded, New Operator shall hold such payments in trust for the benefit of Transferor, and (B) in the event that such payments are

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received by Transferor, Transferor shall promptly following receipt of such payment (but in any event, not later than five (5) days after such payment is received) forward to New Operator the amount of such payment relating to services provided from and after the Closing Date and until so forwarded, Transferor shall hold such payments in trust for the benefit of New Operator; and

                        (iv)       if the accompanying remittance advice does not indicate the period to which a payment relates or if there is no accompanying remittance advice and if the parties do not otherwise agree as to how to apply such payment, then, any such payments received during the first thirty (30) days after the Closing Date shall be first applied against the oldest outstanding accounts receivable due from such payor and any such payments received following the first thirty (30) days after the Closing Date shall be first applied against accounts receivable related to periods following the Closing Date.

(c)                   If Transferor receives periodic interim payments (“PIP Payments”) under the Medicare Program with respect to goods and services provided to the residents of the Facilities prior to the Closing Date, the parties acknowledge and agree that the remittance advice for the PIP Payments does not indicate the period to which such payments relate.  Accordingly, notwithstanding anything contained in Section 1.7(b) to the contrary, with respect to PIP Payments received during the 12-month period following the Closing Date, the first two (2) PIP Payments received for each Facility during the 12-month period from and after the Closing Date shall be paid to Transferor and all subsequent PIP Payments received for each Facility shall be paid to New Operator.

(d)                   Any payments received by Transferor or New Operator from or on behalf of private pay patients with outstanding balances as of the Closing Date will be applied as designated on the accompanying remittance advice.  If the period(s) for which such payments are made is not indicated on the accompanying remittance advice, and the parties are unable to agree as to the periods to which such payments relate, then, any such payments received during the first thirty (30) days after the Closing Date shall be first applied against the oldest outstanding account receivable due from such payor and any such payments received following the first thirty (30) days after the Closing Date shall be first applied against accounts receivable related to periods following the Closing Date.

(e)                   New Operator and Transferor shall forward promptly to the other party via email or facsimile any and all remittance advices, explanation of benefits, denial of payment notices and all other correspondence received by the party that relate to services provided by the other party.  The parties shall use their best efforts to forward such documents within three (3) business days following receipt in accordance with the notice provisions contained herein.

(f)                    Nothing herein shall be deemed to limit in any way Transferor’s rights and remedies to recover accounts receivable due and owing in respect of services rendered at the Facilities prior to the Closing Date.

(g)                   If the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received said payment shall remit the same to the other within ten (10) days after said determination is made.

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(h)                   For a period of three hundred and sixty-five (365) days after the Closing Date, New Operator and Transferor shall, upon reasonable notice and during normal business hours and subject to all applicable laws, including, without limitation, HIPAA, have the right to inspect all receipts and other books and records of the other respective party in order to confirm the other party’s compliance with the obligations imposed on it under this Section.

(i)                    If either party fails to forward to the other party any payment received by such party in accordance with the terms of this Section 1.7, the other party shall be entitled (among all other remedies allowed by law and this Agreement) to interest on the amount owed at the rate of 12% per annum, simple interest, until such payment has been paid.  The payment of any interest imposed under this Section 1.7(i), if any, shall be made together with the underlying payment therefore.

(j)                    In accordance with Section 1.8, any payments received by the Transferor from residents prior to the Closing Date with respect to goods and services to be provided at the Facilities during any period from and after the Closing Date shall be transferred by Transferor to the New Operator on the Closing Date.

1.8           Prorations.

(a)           Subject to the terms and provisions of the Purchase Agreement, utility charges for the billing period in which the Closing Date occurs, real and personal property taxes attributable to the Facilities, and any other items of revenue or expense attributable to the Facilities (the “Prorated Items”) shall be prorated between Transferor and New Operator as of the Closing Date, such that all items of income and expense accruing on the Closing Date shall be for the account of New Operator.  In general, such prorations shall be made so as to reimburse Transferor for prepaid expense to the extent such expense is attributable to periods from and after the Closing Date and to charge Transferor for expenses accrued but unpaid as of the Closing Date.  The intent of this provision shall be implemented by New Operator remitting to Transferor any invoices for Prorated Items that reflect a service date before the Closing Date and by New Operator assuming responsibility for the payment of any invoices for Prorated Items that reflect a service date after the Closing Date with any overage or shortage in payments by either party to be adjusted and paid as provided in Sections 1.8(b) and (c).  Transferor agrees to assist in the orderly transfer of utilities, phone systems, alarm systems, and any other specialized equipment requiring dedicated lines and to provide to New Operator contact information for all requested services.  Notwithstanding any provision hereof, Transferor shall not terminate any utility service or phone systems.

(b)           All such prorations shall be made on the basis of actual days elapsed in the relevant accounting, billing or revenue period and shall be based on the most recent information available to Transferor.  Utility charges which are not metered and read as of the Closing Date shall be estimated based on prior charges, and shall be re-prorated upon receipt of statements therefore.

(c)           To the extent possible and based on reasonable estimates, the parties shall make all prorations on the Closing Date.  All amounts owing from one party hereto to the other party hereto that require adjustment after the Closing Date shall be settled within thirty (30) days

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after the Closing Date or, in the event the information necessary for such adjustment is not available within said thirty (30) day period, then as soon thereafter as practicable; provided, however, that all such adjustments shall be made within one (1) year after the Closing Date.

(d)           Within thirty (30) days after the Closing Date, New Operator shall transfer to Transferor an amount equal to any petty cash remaining at the Facilities on the Closing Date.

1.9           Access to Records.

(a)           On the Closing Date, Transferor shall, to the extent permitted by applicable law, including, without limitation, HIPAA, allow all of the Facility Records that are in Transferor’s possession or control to remain at the Facilities or if requested by New Operator, to the extent such records are in an electronic format, provide such information directly to New Operator for downloading by New Operator on its computer system.

(b)           Subsequent to the Closing Date, New Operator shall allow Transferor and its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours), and to make copies of, at Transferor’s expense, the books and records and supporting material of the Facilities relating to any period prior to the Closing Date, to the extent reasonably requested by Transferor, which access shall not unreasonably disrupt New Operator’s operations.

(c)           Transferor shall be entitled to remove the originals of any records delivered to New Operator, for purposes of litigation involving a resident or employee to whom such record relates, if an officer of a court of competent jurisdiction or agency official certifies that such original must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation and Transferor shall provide New Operator with a complete copy of such records prior to its removal at Transferor’s reasonable cost and expense and as a condition precedent to receiving such original record.  Any record so removed shall promptly be returned to New Operator following its use.

(d)           New Operator agrees to maintain the Facility Records that have been received by New Operator from Transferor or otherwise, including, but not limited to, resident records and records of resident funds, for a period of seven (7) years from the date of the record or such shorter period as may be required by law.

1.10         Cost Reports.  Transferor shall timely prepare and file with the appropriate Medicare and Medicaid agencies any final cost reports with respect to its operation of the Facilities which are required to be filed by law under the terms of the Medicare and Medicaid Programs.  New Operator acknowledges that Medicare Part A coinsurance receivables from dates of service prior to the Closing Date exist and agrees that to the extent the information is provided to the New Operator so that it may accurately reflect the information in the filing to (i) report any uncollectible amounts (i.e., “Medicare Bad Debts”) from the Transferor’s dates of service on its initial Medicare cost report and any subsequent cost reports if needed and (ii) if the New Operator receives payment on the Medicare Part A Bad Debts that are from the Transferors dates of service, the New Operator will reimburse the Transferor for these amounts at such time

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as the Transferor provides a schedule of the Medicare Bad Debts and supporting documentation to the New Operator.

1.11         Recoupments. Transferor acknowledges and agrees that, subject to Section 1.12, it shall be responsible for all Medicare and Medicaid billing and cost reports filed with Medicare and Medicaid with respect to the Facilities prior to the Closing Date, and New Operator acknowledges and agrees that it shall be responsible for all Medicare and Medicaid billing and cost reports filed with Medicare and Medicaid with respect to the Facilities from and after the Closing Date.  Accordingly, in the event it is determined by Medicare or Medicaid that (a) Transferor has been overpaid during the pre-Closing Date period or has otherwise received payment(s) for goods or services provided at the Facilities prior to the Closing Date to which it was not entitled for any reason under applicable Medicare or Medicaid rules and regulations or (b) New Operator has been overpaid during the period from and after the Closing Date or has otherwise received payment(s) for goods or services provided at the Facilities from and after the Closing Date to which it was not entitled for any reason under applicable Medicare or Medicaid rules and regulations (collectively, each party’s “Reimbursement Obligations”), each party is and shall be responsible for its Reimbursement Obligations.  Accordingly, Transferor and New Operator (as applicable, “Indemnitor”) each agrees to indemnify, defend and hold harmless the other (as applicable, “Indemnitee”) from and against any and all claims, damages, liabilities, costs, expenses or other charges incurred by, assessed against or paid by Indemnitee (the “Claims”) with respect to the Reimbursement Obligations of Indemnitor.  Each party agrees promptly after receipt thereof to provide the other party with any documentation received by it that it believes may give rise to a Claim under this Section (an “Indemnity Notice”).  Within thirty (30) days after receipt of the Indemnity Notice, Indemnitor shall in good faith review the Claim and, if appropriate, Indemnitor shall, at its sole cost and expense, challenge, appeal or defend against the matter described in the Indemnity Notice within the applicable time periods required by law or agreement with the payor, and, in such event, no payment shall be due from Indemnitor to Indemnitee under this Section until the earlier to occur of (i) the full and final resolution of such claim on terms which require a payment by Indemnitor or Indemnitee or (ii) the recoupment from Indemnitee in whole or in part of the amount which is the subject of such Indemnity Notice, in which event payment shall be made within ten (10) days following notice to Indemnitee of an event described in subparagraph (i) or (ii) hereof.  If Indemnitor notifies Indemnitee in writing of its intention to challenge, appeal or defend any Claim, Indemnitor shall control such challenge, appeal or defense in its sole discretion and Indemnitor will not be liable to Indemnitee for any fees of counsel or any other expenses with respect to the challenge, appeal or defense of such Claim following any such notify; provided, however, Indemnitor may not settle any such challenge, appeal or defense without the consent of Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, unless the sole relief provided is payment of the applicable Reimbursement Obligations (and then only to the extent that such Reimbursement Obligations relate to periods for which Indemnitor is responsible).  If Indemnitor fails or elects not to challenge, appeal or defend the Claims described in the Indemnity Notice, Indemnitor shall indemnify Indemnitee against such Claims within ten (10) days following the thirty (30) day period described above.  In addition to the foregoing, Indemnitor agrees to cooperate with Indemnitee in responding to any Claim and, subject to applicable law (including, without limitation, HIPAA) to make available to Indemnitee such documents and records as Indemnitor determines may be necessary or desirable to defend any such Claims.  All payments not made by Indemnitor to Indemnitee when due shall be subject to interest at the Prime Rate

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announced in the Money Rates section of The Wall Street Journal plus two percent (2%) from the date due to the date paid in full.  Notwithstanding anything contained in the Purchase Agreement or this Agreement to the contrary, this Section 1.11 shall supercede and govern any other provisions of the Purchase Agreement or this Agreement regarding the Reimbursement Obligations.

1.12         Post-Closing Billing.  For a period of sixty (60) days following the Closing Date, New Operator shall cause the Hired Employees (a) to perform all tasks necessary to complete all bills for services provided during periods preceding the Closing Date and (b) to cooperate and provide reasonable assistance to Transferor’s Regional Accounts Manager to make final accounting entries for the Facilities for periods preceding the Closing Date.  Without limiting the foregoing, for a period of sixty (60) days, New Operator shall cause the Hired Employees to perform all tasks necessary to complete all bills for services provided prior to Closing Date, including performing the “Triple Check” process and related procedures required to ensure that all Medicare and Medicaid billings are comprehensive and accurate in accordance with CMS regulations and Transferor’s current practices.

1.13         Post-Closing Data Breach.  From and after the Closing Date, New Operator shall indemnify, defend and hold harmless Transferor from and against any loss, claim or damage suffered or incurred by Transferor related to any noncompliance with any privacy or data security requirements applicable to any Facility Records (including, without limitation, HIPAA) or any breach of confidentiality with respect to or other misuse of any data or other information obtained by New Operator pursuant to this Agreement or the Purchase Agreement.

1.14         Surveys.  Transferor represents and warrants that, as of the Effective Date, all Facilities are in compliance with all health care regulatory requirements, including surveys.

1.15         Operating Procedures Manuals.  Transferor agrees to leave one set of their operating procedures manuals at the Facilities, to be retained by New Operator for historical reference purposes only.  Transferor does not assign, license, or otherwise transfer (and Transferor hereby expressly reserves) any copyright or intellectual property rights regarding Transferor’s manual or procedures to New Operator.

ARTICLE II
TRANSFEROR’S REPRESENTATIONS AND WARRANTIES

2.1           Transferor’s Representations and Warranties.

(a)           Except as expressly set forth in the Purchase Agreement or in this Agreement, Transferor makes no representation, warranty, or covenant whatsoever with respect to any matter, thing or event.

(b)           Transferor represents and warrants to New Operator as follows:

(i)    Employee Relations.  To Transferor’s knowledge: (a) there is no pending or threatened employee strikes or work stoppage; (b) there is no collective bargaining agreement existing or currently being negotiated by Transferor; and (c) none of the employees at the Facilities are currently represented by any labor union or organization.

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(ii)   Covered Entity.  Transferor is a “covered entity” for HIPAA purposes.

(c)           Survival.  The representations, warranties and covenants made in this Agreement by Transferor shall survive for such period and be subject to the indemnification obligations set forth in the Purchase Agreement as though made thereunder.

(d)           Knowledge Defined.  All references in this Agreement to “Transferor’s knowledge” or words of similar import are qualified by Section 6.3 of the Purchase Agreement.

ARTICLE III
NEW OPERATOR’S REPRESENTATIONS AND WARRANTIES

3.1           New Operator’s Representations and Warranties.  New Operator represents and warrants to Transferor as follows:

(a)           Covered Entity.  New Operator is a “covered entity” for HIPAA purposes.

3.2           Survival.  The representations, warranties and covenants made in this Agreement by New Operator shall survive for such period and be subject to the indemnification obligations set forth in the Purchase Agreement as though made thereunder.

ARTICLE IV
OBLIGATIONS OF THE PARTIES PRIOR TO CLOSING

4.1           Pursuit of State License, Federal and State Regulatory Approvals and Insurance.  Promptly, and no later than 30 days following the Effective Date, New Operator shall file any and all applications for, and pay any and all filing, processing or similar fees or charges incident to, and thereafter New Operator shall use its best efforts to (a) obtain one or more licenses from the applicable state authority to operate the Facilities (“Licenses”) and (b) at New Operator’s election, seek assignment of or obtain new federal and state regulatory certifications such as Medicare and Medicaid Provider Agreements, clinical laboratory certifications and pharmacy registrations (“Federal and State Regulatory Certifications”).  Transferor shall reasonably cooperate with New Operator, at no out-of-pocket cost or expense to Transferor, in connection with the obtaining of the Licenses and Federal and State Regulatory Certifications.

4.2           Condition of Facilities.  Between the Effective Date of this Agreement and the Closing, Transferor shall (a) maintain the Facilities in substantially the same condition as each is in as of the Effective Date hereof, ordinary wear and tear excepted and (b) not remove any Transferred Assets as well as any assets leased by the Transferors from the Facility, except for the use of supplies and inventory necessary in the operation of the Facilities in the ordinary course of their business.

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ARTICLE V
CONDITIONS PRECEDENT TO NEW OPERATOR’S OBLIGATIONS

5.1           Closing under Purchase Agreement.  Unless waived by New Operator, its obligation to consummate the transactions contemplated by this Agreement is subject to the Closing under the Purchase Agreement occurring simultaneously with the closing of the transactions contemplated under this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT TO TRANSFEROR’S OBLIGATIONS

6.1           Closing under Purchase Agreement.  Unless waived by Transferor, its obligation to consummate the transactions contemplated by this Agreement is subject to the Closing under the Purchase Agreement occurring simultaneously with the closing of the transactions contemplated under this Agreement.

ARTICLE VII
TERMINATION

7.1           Termination by Mutual Consent.  This Agreement may be terminated at any time at or prior to the time by the mutual consent of Transferor and New Operator.

7.2           Termination of Purchase Agreement.  This Agreement shall terminate automatically, without any action by either party, upon any termination of the Purchase Agreement.

7.3           Effect of Termination.  If a party terminates this Agreement because one of the conditions precedent to its obligations hereunder has not been satisfied, or if this Agreement is otherwise terminated, this Agreement shall become null and void without any liability of any party to the other; provided, that if such termination is as a result of a breach by any of the parties hereto of any of its representations, warranties or covenants in this Agreement, then the non-breaching party shall have the same rights with respect to such breach as it would have for a breach of the Purchase Agreement under Article 11 of the Purchase Agreement.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1           Drafting.  The parties hereto have carefully reviewed and negotiated the terms of this Agreement and the Transaction Documents, and Transferor and New Operator hereby acknowledge and agree that they have had a full and fair opportunity to review and negotiate the Agreement and the Transaction Documents with the advice of its counsel.  Therefore, there shall be no presumption in favor of the non-drafting party.

8.2           Costs and Expenses.  Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

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8.3           Performance.  In the event of a breach by either party of its obligations hereunder, the other party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law.

8.4           Benefit and Assignment.  This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns.  Neither party shall be permitted to assign its rights or obligations under this Agreement without the prior consent of the other parties hereto, provided, however, that New Operator shall have the right, subject to Transferor’s prior written consent (which consent shall be subject to Transferor’s sole and absolute discretion), to assign its rights and interests hereunder upon prior written notice to the other parties; provided, further, no such assignment shall relieve New Operator of any of its liabilities or obligations hereunder and New Operator and such assignee shall be jointly and severally liable for all such liabilities and obligations.

8.5           Effect and Construction of this Agreement.  The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.  This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.  Copies of original signatures sent by facsimile transmission shall be deemed to be originals for all purposes of this Agreement.  All gender employed in this Agreement shall include all genders, and the singular shall include the plural and the plural shall include the singular whenever and as often as may be appropriate.  When used in this Agreement, the term “including” shall mean “including but not limited to.”

8.6           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice, or the next business day after being sent, overnight service, by nationally recognized overnight courier, or upon receipt after being mailed by certified or registered mail (return receipt requested), in each case, postage prepaid,  registered or certified mail, or if sent by facsimile, upon confirmation of successful transmission thereof (only if such notice is also delivered by hand, overnight delivery or registered or certified mail), properly addressed to the party entitled to receive such notice at the address stated below:

If to Transferor:

Att:

To New Operator:
Brogdon Family, LLC
Two Buckhead Plaza
3050 Peachtree Road NW, Suite 570
Atlanta, Georgia 30305
Attn: Christopher F. Brogdon

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8.7           Waiver, Discharge, etc.  This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative.  The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

8.8           Rights of Persons Not Parties.  Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

8.9           Governing Law; Disputes.  This Agreement shall be governed by and construed in accordance with the laws of the state in which the Facilities are located disregarding any contrary rules relating to the choice or conflict of laws.

8.10         Severability.  Any provision, or distinguishable portion of any provision, of the Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

8.11         Entire Agreement.  This Agreement including the schedules and exhibits hereto and the Purchase Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties, or representations between the parties with respect to the subject matter hereof other than as set forth herein.

8.12         Purchase Agreement Governs.  Subject to Section 1.11, in the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Purchase Agreement, or to the extent that any matter is addressed in the Purchase Agreement but is not addressed in this Agreement, the terms and provisions of the Purchase Agreement shall govern and control.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

TRANSFEROR:

,
David R. Payne, as Receiver

NEW OPERATOR:

,
a Georgia limited liability company

By:
Name:
Title:

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SCHEDULE 1

FACILITIES

1.	Edwards Redeemer Nursing Center 1530 Northeast Grand Oklahoma City, OK

2.	Harrah Nursing Center 2400 Whites Meadow Drive Harrah, OK

3.	Northwest Nursing Center 2801 Northwest 61st Street Oklahoma City, OK

4.	Whispering Pines Nursing Center 501 East Robinson Norman, OK

5.	McLoud Nursing Center 701 South 8th Street McLoud, OK

6.	Meeker Nursing Center 500 North Dawson Meeker, OK

EXHIBIT “E”

FORM OF DEED

EXHIBIT “F”

FORM OF BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made and entered into as of [•], [•] 2011 by and between [•], a [•] (“Seller”), and [•], a [•] (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale, dated as of                             , 2011, as amended from time to time (as so amended, the “Purchase Agreement”), pursuant to which Seller agreed to sell, and Purchaser agreed to purchase, certain real property and other property, including, without limitation, that certain land, buildings, improvements, furniture, fixtures and equipment comprising the three (3) facilities described on Exhibit “A” attached hereto and incorporated herein by reference (collectively, the “Facilities”);

WHEREAS, Seller and Purchaser are entering into this Agreement in connection with the closing of the transactions contemplated by the Purchase Agreement;

NOW, THEREFORE, in accordance with the terms and provisions of the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Seller hereby agrees as follows:

1.             Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

2.             Sale of Property.  Seller hereby bargains, sells, assigns and delivers unto Purchaser all of Seller’s right, title and interest in and to [the FF&E//the Inventory].

3.             Purchase Agreement Controls.  Nothing in this Bill of Sale shall supersede, enlarge or modify any provision of the Purchase Agreement and to the extent of any conflict between this Bill of Sale and the Purchase Agreement, the Purchase Agreement shall govern.

4.             NO WARRANTIES.  SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO [THE FF&E/INVENTORY].  WITHOUT LIMITING THE FOREGOING, SELLER MAKES NO WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE WITH RESPECT TO [THE FF&E/INVENTORY], AND THE SAME IS SOLD IN AN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS.

5.             Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors in interest and assigns.

6.             Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be construed together as a single instrument.

7.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of                     .

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first hereinabove written.

SELLER:

By:
Name:
Its:

PURCHASER:

By:
Name:
Its:

EXHIBIT “G”

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of [•],[•] 2011 by and between FIRST COMMERCIAL BANK, a                                                          (“Assignor”) and BROGDON FAMILY, LLC, a Georgia limited liability company or its permitted assigns (“Assignee”).

WITNESSETH:

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale and Operations Transfer Agreement, dated as of April       , 2011, as amended from time to time (as so amended, the “Purchase Agreement”), for certain facilities described therein; and

WHEREAS, Assignor and Assignee are entering into this Agreement in connection with the closing of the transactions contemplated by the Purchase Agreement;

NOW, THEREFORE, in accordance with the terms and provisions of the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Assignor and Assignee hereby agree as follows:

1.             Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

2.             Assignment and Assumption.  Assignor hereby assigns to Assignee all of Assignor’s right, title and interest (if any) in and to [the Contracts identified on Schedule 1 attached hereto//the Permits//the Facility Records//the Resident Agreements//the Resident Trust Funds//the Intangible Property] (collectively, the “Subject Property”)[; provided, however, Assignor shall retain whatever right, title or interest it may have in any unpaid accounts receivable with respect to the foregoing which relate to periods ending on or before the date hereof].  Assignee hereby assumes from the Assignor all of the Assignor’s obligations under the Subject Property to the extent arising from and after the date hereof (including, without limitation, any such obligations arising pursuant to applicable law).  Assignee hereby agrees to pay, perform and observe all of such obligations arising under or in connection with the Subject Property to the extent arising from and after the date hereof.

3.             Indemnifications.

(a)           Assignor shall indemnify and defend and hold harmless Assignee from and against all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising under the Subject Property to the extent related to periods prior to the date hereof.

(b)           Assignee shall indemnify and defend and hold harmless Assignor from and against all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising under the Subject Property to the extent related to periods from and after the date hereof.

4.             Purchase Agreement Controls.  Nothing in this Agreement shall supersede, enlarge or modify any provision of the Purchase Agreement and to the extent of any conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall govern.

5.             Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors in interest and assigns.

6.             Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be construed together as a single instrument.

7.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of                             .

 [Remainder of page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first hereinabove written.

ASSIGNOR:

FIRST COMMERCIAL BANK
a

By:
Norman B. Harty, President

ASSIGNEE:

BROGDON FAMILY, LLC,
a Georgia limited liability company

By:
Christopher F. Brogdon

EXHIBIT “H”

FORM OF FIRPTA AFFIDAVIT

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by FIRST COMMERCIAL BANK, a                                                         (“Transferor”), pursuant to the Purchase and Sale and Operations Transfer Agreement, dated as of April       , 2011 as amended, Transferor and Brogdon Family, LLC, a Georgia limited liability company, the undersigned hereby certifies the following:

1.                                       Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations thereunder);

2.                                       Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii);

3.                                       Transferor’s U.S. employer identification number is                           ; and

4.                                       Transferor’s office address is                                                               .

Transferor understands that this certificate may be disclosed to the Internal Revenue Service by any transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[Signature Appears on Following Page]

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

Date:
,
a

By:
Name:
Title:

SCHEDULE 12.2

BROKERS

None.